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                                                                     EXHIBIT 4.4

                              CERTIFICATE OF TRUST
                                       OF
                                  COX TRUST II

                  THIS CERTIFICATE OF TRUST of Cox Trust II (the "Trust"), dated as of July 21, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.) (the "Act").

                  (i) Name. The name of the business trust being formed hereby is Cox Trust II.

                  (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention:
Corporate Trust Administration.

                  (iii) Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with
Section 3811(a)(1) of the Act as of the date first above written.

                                    THE BANK OF NEW YORK, as trustee


                                    By:   /s/ Robert A. Massimillo
                                          --------------------------------------
                                          Name:    ROBERT A. MASSIMILLO
                                          Title:   Assistant Vice President

                                    THE BANK OF NEW YORK (DELAWARE), as trustee


                                    By:   /s/ Walter N. Gitlin
                                          --------------------------------------
                                          Name:    WALTER N. GITLIN
                                          Title:   Authorized Signatory